RADIO SUBSCRIBER SERVICE AGREEMENT

          THIS AGREEMENT is made and entered into as of the date set forth below by and between SMR Advisory Group, L.C., hereinafter referred to as "Manager" and the BIZCOM U.S.A., Inc., hereinafter referred to as "Subscriber".

          WHEREAS, Manager serves as the manager of 220 MHz Mobile Communications facilities, which locations and service areas relating thereto have previously been identified by Manager to Subscriber, licensed to various entities ("Licensees"); and

          WHEREAS, Licensees have each received from the Federal Communications Commission ("FCC") an authorization for the operation of 220 MHz Mobile Communications facilities as shown in the schedule attached hereto, as may be amended from time to time by the Manager and provided to the Subscriber (the "Stations"), and

          WHEREAS, Subscriber desires to receive mobile communications service on a non- exclusive basis for public safety/emergency disaster relief usage on a turnkey basis, including the equipment necessary to operate in connection with the Service ("Equipment"), as authorized by the Stations' licenses ("Service") from Licensee in accordance with the applicable provisions of the FCC's rules, and Manager agrees to provide such Service on behalf of Licensees to Subscriber.

          NOW, THEREFORE, for and in consideration of the mutual promises of the parties, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, it is hereby agreed as follows:

          (1) Subscriber warrants it is eligible under the FCC's rules to obtain the service provided by Manager on behalf of Licensees, and (b) it will use the facilities furnished by Manager only for communications permitted by the FCC's rules. Subscriber agrees to observe all statutory and regulatory requirements governing the operation of radio transmitters employed in connection with the Stations and the Service.

          (2) Manager agrees to provide Service, on behalf of Licensees, to Subscriber in accordance with the provisions of the FCC's rules. Subscriber authorizes Manager to act as Subscriber's agent in order to arrange for the interconnection of the Equipment with the facilities of the public switched telephone network

          (3) Subscriber agrees to pay Manager, on behalf of Licensee, for the Service provided, pursuant to this Agreement.

          (4) Subscriber shall pay the amount specified in the Radio Subscriber Service Agreement Order Form ("Order Form") for Service and for Equipment on a monthly, quarterly or annual basis as agreed by the Parties in the attached Order Form ("Payments"). Payments shall be made in a form and at a location to be specified by Manager. Payments will be due the first day of the billing period in advance and payable net ten (10) days unless otherwise agreed to by the parties. Payments shall be effective the first day of the month following first day of Service. Upon termination of Service,



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Payments for the full billing period are due. There shall be no proration, and there shall be no billing credit provided Subscriber for Subscriber's partial billing period's use of the Service. Subscriber and Manager hereby acknowledge that Subscriber has prepaid the Payments for the first full year of this Agreement.

          (5) If during the term of this Agreement, the Subscriber wishes to place additional units in service, the Subscriber must notify the Manager prior to placing any transmitter in service. If prior notification is not received, Manager may terminate this Agreement pursuant to the provisions of Paragraph 6 hereof. Units may be deleted by the Subscriber upon notification to Manager 30 days prior to the beginning of any annual term, not to exceed 50 percent (50%) of the units specified on the Order Form. Rates will be adjusted proportionately to the reduction.

          (6) This Agreement will remain in force and effect from the date hereof for a period of five (5) years and shall automatically extend for successive one (1) year annual periods on the same terms and conditions as provided herein provided neither party is in default hereunder. The foregoing notwithstanding, this Agreement may be terminated at any time if the Station license is revoked by the FCC, by either party upon a notice to the other party given at least thirty (30) days to the non-terminating party. At the termination of this Agreement, Subscriber shall deliver the Equipment at the place designated by Manager in as good condition as exists at the beginning of the term of the Agreement, reasonable wear and tear excepted.

          (7) Payments not received by Manager within ten (10) days of due date will be considered delinquent ("Delinquent Condition"). In the event of a Delinquent Condition, Manager may immediately terminate this Agreement. Subsequent to termination of Service, based upon a Delinquent Condition, Service may be reinstated only after receipt of all moneys due Manager for Service plus a $50.00 reconnection charge. Any Subscriber's check returned unpaid to Manager will be considered a Delinquent Condition and assessed a $20.00 charge in addition to the above terms and conditions. If the Subscriber shall sell or assign Equipment of any interest therein, or if Subscriber defaults in any of the terms of this Agreement, Manager may immediately and without notice terminate this Agreement and take possession of Equipment wheresoever found and remove or keep or dispose of the same. In the event of termination herein provided, all accrued and unpaid charges shall be due and payable and are subject to the interest charges at the maximum rate allowed by law. In the event legal action is required to collect any moneys due, the Manager shall be entitled to recover all costs of such actions, including but not limited to reasonable attorney's fees.

          (8) Title to the Equipment shall not pass to Subscriber. Subscriber shall not conceal or interfere with the title of Manager.

          (9) Subscriber acknowledges that there are no express warranties other than those appearing in this Agreement and there are no implied warranties, either of merchantability or fitness for a particular purpose, in connection with the lease of the Equipment.

          (10) Manager may revise the Service rates set forth in the Order Form once, at any time during the last two (2) years of the five (5) year term by giving the Subscriber written notice of the amount of the increase at least sixty (60) days in advance of the end of the term. Upon receipt of any

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such notice, Subscriber may terminate this Agreement; otherwise, the new fees shall become effective on the date specified in any such notice. In the event of termination as herein provided, all accrued and unpaid Payments shall be due and payable forthwith as provided in Paragraph 7 of this Agreement.

          (11) If this Agreement is terminated for any reason by either the Manager or Subscriber, Subscriber must, within thirty (30) days of such termination, remove the coding used in the equipment that permits Subscriber access to the Stations. Failure to remove such coding within thirty (30) days may result in the forfeiture of Subscriber's deposit, if any.

          (12) Manager, shall be liable for any interruption in Service to the extent of a pro-rata allowance based on the monthly, quarterly or annual Service fee, as the case may be, for the time such interruption is attributable to the fault of the Manager. The Manager shall not assume or have any liability under this Agreement for failure to provide, or delay in providing, Service or in the use of the Equipment due directly or indirectly to causes beyond their control, and without the fault or negligence of Manager, including but not restricted to acts of God, acts of public enemy, acts of the United States, any State or Territory of the United States, or any political subdivision of the foregoing, or the District of Columbia, acts of the Subscriber, its agents, employees, or subcontractors, fires, epidemics, quarantine restrictions, strikes, freight embargoes and unusually severe weather conditions, or defaults of Manager's sub-contractors due to any such causes.

          (13) Subscriber acknowledges one hundred percent (100%) coverage of any area at all times is improbable. Experience indicates adverse prorogation conditions will exist from time to time and will disrupt service. Subscriber acknowledges that satisfactory communication performance is viewed as intelligible reception over rolling terrain approximate eighty percent (80%) of the time. Any surveys, if provided, are to indicate general parameters of expected coverage, subject to previously mentioned conditions, and are not binding as an exact representation of coverage. Manager makes no representation or assurances as to the satisfactory communication performance or useful signal range afforded by the Station.

          (14) No revision of this Agreement shall be valid unless made in writing and signed by an officer of the Manager and an authorized agent of the Subscriber.

          (15) No assignment or transfer, in whole or in part, of this Agreement shall be binding upon Manager without consent.

          (16) In the event suit is required to enforce this Agreement, Manager shall be entitled to recover the costs of such suit, including reasonable attorney's fees.

          (17) All payments due Manager are subject to the maximum interest charges permitted by law.


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                            SMR ADVISORY GROUP, L.C.

                  RADIO SUBSCRIBER SERVICE AGREEMENT ORDER FORM

                              DATE: APRIL 24, 2002


OFFICE:  SMR ADVISORY GROUP, L.C.
         7605 BLACK OLIVE WAY, SUITE 100
         TAMARAC, FLORIDA 33321                         Telephone: 954 298-7280
                                                        Fax: 954-714-0086


Subscriber's Name:  BIZCOM USA, Inc.             Contact:  Hank Klein, President
Phone Number: 954-777-5040
Subscriber's Mailing Address: 5440 NW 33rd Avenue, Suite 106
City: Fort Lauderdale                       State: Florida      Zip:  33309-6338

Account Number:                                           INITIAL SERVICE DATE:





                       NO. OF UNITS IN SYSTEM:              _____________


                       NUMBER OF SITES:                     _____________
                       NAME OF SITE(S)                      _____________

                       ACTIVATION FEE:                      $____________
                       MONTHLY BILLING:                     $16,667
                       QUARTERLY BILLING:                   $____________
                                    ANNUAL BILLING:         $____________
                                    *PRE-PAYMENT OF $674,500 ACKNOWLEDGED

      IMPORTANT: I HAVE READ AND AGREE TO THE ATTACHED TERMS AND CONDITIONS




Subscriber:                                   MANAGER:
BIZCOM U.S.A., Inc.                           SMR ADVISORY GROUP, L.C.

By (Please Print):                            BY (PLEASE PRINT):
Name/Title: Hank Klein, President             NAME/TITLE:  Albert Koenigsberg
Signature: /s/Hank Klein                      SIGNATURE: /s/Albert Koenigsberg
Date: April 24, 2002                          DATE: APRIL 24, 2002

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